Exhibit 3.1


                         ARTICLES OF AMENDMENT OF
                             OMI HOLDING, INC.


                                    I.

     The name of the corporation is OMI Holding, Inc. (the "Company").


                                    II.

     The first article of the Company's Articles of Incorporation is amended to read as follows:

          The name of the Corporation is O&M Holding, Inc.


                                   III.

     The foregoing amendment was adopted by written consent of the sole shareholder of the Company.


     The undersigned President of the Company declares that the facts herein stated are true as of February 9, 1994.


                              OMI Holding, Inc.


                              By: /s/  G. Gilmer Minor, III
                                     G. Gilmer Minor, III
                                     President

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                         ARTICLES OF INCORPORATION

                                    OF

                             OMI HOLDING, INC.


                                    I.

     The name of the Corporation is OMI Holding, Inc.

                                    II.
     The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

                                   III.
     The number of shares that the Corporation shall have authority to issue shall be 100 shares of Common Stock, $2.00 par value.

                                    IV.
     The initial registered office shall be located at 4800 Cox Road, Glen Allen, Virginia, 23060, in the County of Henrico, and the initial registered agent shall be
Drew St. J. Carneal, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

Dated:         December 20, 1993

                    /s/  C. Porter Vaughan, III
                    C. Porter Vaughan, III
                    Incorporator